Exhibit 5.1

1850 North Central Ave., Suite 1400 Phoenix, AZ 85004 Telephone: (602) 285-5000 Facsimile: (844) 670-6009 http://www.dickinsonwright.com

April 9, 2025

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

Re: Securities Registered under Registration Statement on Form S-3 (File No. 333-280721)

Ladies and Gentlemen:

We have acted as counsel to Enveric Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (as amended, the “Registration Statement”), filed by the Company on April 9, 2025 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 of the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es) of up to $200,000,000 in aggregate offering proceeds, of the following securities of the Company (collectively, the “Securities”):

(i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii) warrants for the purchase of Common Stock and Preferred Stock (the “Warrants”); and

(iv) units of the Company comprised of any combination of Common Stock, Preferred Stock, and Warrants (the “Units”).

The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and be set forth in the Prospectus Supplement contained in the Registration Statement.

We have also acted as counsel to the Company in connection with the sale through H.C. Wainwright & Co., LLC as the sales agent (“Wainwright”) from time to time by the Company of shares of Common Stock (the “ATM Agreement Shares”) having an aggregate offering price of up to $1,854,151 pursuant to the Registration Statement, Base Prospectus and the related prospectus supplement for the sale of the ATM Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus supplement, collectively, the “ATM Agreement Prospectus”), and that certain At The Market Offering Agreement dated April 9, 2025 between Wainwright and the Company (the “ATM Agreement”).

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Dickinson Wright PLLC
April 9, 2025

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of:

(i) the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated as of the date hereof;

(ii) the Company’s Amended and Restated Bylaws, as amended and/or restated as of the date hereof;

(iii) the ATM Agreement;

(iii) the resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities, and related matters;

(v) the resolutions of the Board of Directors of the Company related to entering into the ATM Agreement and performing thereunder;

(iv) the Registration Statement, Base Prospectus, and ATM Agreement Prospectus and all exhibits thereto;

(v) the specimen of the Common Stock certificate; and

(vi) such other certificates, statutes, records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In our examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as copies, (v) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (vi) that all factual information on which we have relied was accurate and complete. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization,

(ii) at the time any Securities are sold, issued, authenticated, or delivered pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws,

(iii) at the Relevant Time, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws,

(iv) at the Relevant Time, all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law,

Dickinson Wright PLLC
April 9, 2025

(v) no stop order of the SEC preventing or suspending the use of the prospectus contained in the Registration Statement or Prospectus Supplement will have been issued,

(vi) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including without limitation (i) the due reservation of any shares of Common Stock or Preferred Stock for issuance upon exercise, conversion or exchange of any Securities for Common Stock or Preferred Stock (a “Convertible Security”), and (ii) the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 4 below) shall have been duly completed and shall remain in full force and effect,

(vii) upon issuance of any Common Stock or Preferred Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under its certificate of incorporation and other relevant documents, and

(viii) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company or any other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to any shares of Common Stock, when:

a. such shares of Common Stock have been duly executed (in the case of certificated shares) and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, or (ii) upon conversion or exercise of any Convertible Security, in accordance with the terms of such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, and for any additional consideration specified therein, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Common Stock, and

b. any such Convertible Security was previously validly issued and is fully paid and non-assessable (in the case of an equity Security) or is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any shares of Preferred stock, when:

a. the certificate of designations relating to such Preferred Stock has been duly executed and filed with the Office of the Secretary of State of the State of Delaware,

b. such shares have been issued either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement and for the consideration therefor provided for therein or (ii) upon exercise, conversion or exchange of any Convertible Security and for any additional consideration specified in such Convertible Security or the instrument governing such Convertible Security providing for such conversion or exercise, which consideration (including any consideration paid for such Convertible Security), on a per-share basis, shall in either event not be less than the par value of the Preferred Stock, and

Dickinson Wright PLLC
April 9, 2025

3. With respect to any Warrants, when:

a. the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b. the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c. the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any Units, when:

a. the unit agreement relating to the Units (the “Unit Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b. the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c. the Units have been duly executed (in the case of certificated Units) and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the ATM Agreement Shares offered pursuant to the ATM Agreement Prospectus, provided that (i) such ATM Agreement Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and (ii) have been issued by the Company against payment therefor in the circumstances contemplated by the ATM Agreement, the issuance and sale of the ATM Agreement Shares will have been duly authorized by all necessary corporate action of the Company, and the ATM Agreement Shares will be validly issued, fully paid and nonassessable.

Dickinson Wright PLLC
April 9, 2025

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the federal laws of the United States of America and, for purposes of paragraphs 1 and 2 above, the Delaware General Corporation Law (“DGCL”). Our review of matters arising under the DGCL has been limited to a review of the text of the DGCL as set forth at 8 Del C. chapter 1, which is stated to include all acts effective as of May 30, 2024, in each case without regard to any legislative history or judicial decisions or any rules, regulations, guidelines, releases or interpretations thereof or any other review of the laws of the State of Delaware. We assume that such publication accurately sets forth the provisions of the DGCL as in effect on the date hereof. This opinion is limited to the effect of the current state of the federal laws of the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We disclaim any obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above with respect to the Warrants, the Warrant Agreement, the Units and the Unit Agreement (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws; (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (iii) any provision in any Document waiving the right to object to venue in any court; (iv) any agreement to submit to the jurisdiction of any Federal court; or (v) any waiver of the right to jury trial.

D. To the extent relevant to our opinions in paragraphs 3 and 4 and not covered by our opinions in paragraphs 1 and 2, we have assumed that any securities underlying, comprising or issuable upon exchange, conversion or exercise of any Warrants or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

E. We have assumed that at the time of the issuance, authentication and delivery of the Securities or a series of the Securities (i) the resolutions of the Company referred to above and any resolutions authorizing an issuance of the Securities as described herein will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, (iii) all third party consents required in connection with the sale of the Securities will have been received by the Company, (iv) none of the particular terms of a series of Securities will violate any applicable law or the terms of any applicable governing documents and (v) neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

F. The above opinion with respect to the ATM Agreement Shares, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance of any of the ATM Agreement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.

G. These opinions are rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Dickinson Wright PLLC
April 9, 2025

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Dickinson Wright PLLC